EXECUTION COPY

Exhibit 10.3

SENIOR SECURED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR (B) AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, EXCEPT THAT NO SUCH REGISTRATION OR OPINION SHALL BE REQUIRED IN CONNECTION WITH A SALE PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT OR WITH A SALE, TRANSFER OR ASSIGNMENT TO AN AFFILIATE OF HOLDER. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 14(a) HEREOF.

CHEETAH OIL & GAS LTD.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: March 14 , 2006	Principal: U.S. $5,000,000.00

FOR VALUE RECEIVED, Cheetah Oil & Gas Ltd., a Nevada corporation (the “Company”), hereby promises to pay to the order of Macquarie Holdings (USA) Inc., or its registered assigns (“Holder”) the amount set out above as the Principal (the “Principal”) when due, upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the rate of 10.00% per annum compounded quarterly (the “Base Interest Rate”), from the date set out above as the Issuance Date (the “Issuance Date”) until August 31, 2006 (the “Increase Date”) and thereafter the per annum interest rate will increase by an additional 2% on the last day of each calendar month (the “Increased Interest Rate”) from and including the Increase Date until the same becomes due and payable upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined below) (collectively, the “Notes” and such other Senior Secured Convertible

Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 23.

(1) REPAYMENT OF PRINCIPAL. The Company shall pay to the Holder an amount equal to the Principal and all accrued Interest and Late Charges due on the Maturity Date. The “Maturity Date” shall be the earlier of (a) March 14, 2007 and (b) the acceleration or redemption of the obligations as contemplated by this Note. Upon and subject to the terms and conditions of this Note, the Company shall be entitled to prepay the Principal of or Interest on this Note from time to time and at any time, in whole or in part, without penalty.

(2) INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and actual days elapsed. The Principal and all accrued Interest shall be payable in cash on the Maturity Date to the record holder of this Note. Prior to the payment of Principal and accrued Interest on the Maturity Date, Interest on this Note shall accrue at the Base Interest Rate or the Increased Interest Rate, as applicable. Upon the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to a rate per annum equal to the sum of two percent (2%) plus the Base Interest Rate or the Increased Interest Rate, as then applicable (such rate, the “Default Rate”). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at the Default Rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) or securities convertible into, or exercisable or exchangeable for, Common Stock (together with Common Stock, “Equity Securities”) on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), in the event that the Company at any time issues or sells Equity Securities (such issuance or sale, an “Offering”), then the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Equity Securities in accordance with Section 3(c) at the Conversion Rate (as defined below) on the most favorable price and other terms that any person purchased Equity Securities in the Offering. An Offering will not include the issuance of shares of Common Stock in connection with any stock-based compensation plans of the Company in existence as of the date of the issuance of this Note, or any issuance (at issuance or exercise prices at or above fair market value) of Common Stock, stock awards or options under, or the exercise of options granted pursuant to, any board approved employee stock option or similar plan for the issuance of options or capital stock of the Company. The Company shall use best efforts to consummate an Offering prior to the Maturity Date. The Company shall notify the Holder of the proposed closing date of any such Offering no less than five Business Days prior to such date. The Holder shall have identical rights and privileges with respect to any such Equity Securities held by it as all other holders of such Equity Securities (or other securities) acquired in such Offering, including but not limited to any registration rights granted in connection therewith (except that the Holder shall also be entitled to the additional registration rights contemplated by the Registration Rights Agreement dated as of March 14, 2006). In the event of an Offering by the Company of more than one type or class of Equity Securities, then the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into any one of such type or class of securities in accordance with this Section 3. The Company shall not issue any fraction of a share of Common Stock or other Equity Security upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock or Equity Security, the Company shall round such fraction of a share of Common Stock or Equity Security up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Equity Security upon conversion of any Conversion Amount; provided that the Company shall not be required to pay any tax with respect to any income tax due by the Holder with respect to such Equity Securities. If a Fundamental Transaction or Change of Control with respect to the Company or any of its Subsidiaries occurs prior to the consummation of an Offering, the Holder shall be entitled to convert any part of the outstanding and unpaid Conversion Amount into Common Stock with a Conversion Price equal to the volume weighted average trading price over the immediately preceding twenty (20) Trading Days immediately preceding the announcement of the Fundamental Transaction or Change of Control Transaction.

(b) Conversion Rate. The number of shares of Common Stock or other Equity Securities issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) the product of multiplying such Conversion Amount times 1.10, by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

(ii) “Conversion Price” means the price per share or unit of Common Stock and other Equity Securities at which such Common Stock and other Equity Securities are sold to other investors in an Offering.

(c) Mechanics of Conversion.

(i) Optional Conversion. In the event Holder elects to convert the Conversion Amount into shares of Common Stock or other Equity Securities pursuant to Section 3(a), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on a date no later than one Business Day before the date on which conversion is sought to become effective (the “Conversion Date”), a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent. On or before the second (2nd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided that the Company’s Transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock and other Equity Securities to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice a certificate registered in the name of the Holder or its designee, for the number of shares of Common Stock and other Equity Securities to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock and other Equity Securities issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock and other Equity Securities on the date of the Offering.

(ii) Company’s Failure to Timely Convert. If the Company shall fail, other than pursuant to Section 3(d), to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock and other Equity Securities to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five (5) Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages in cash to the Holder for each date of such Conversion Failure in an amount equal to 2.0% of the product of (I) the sum of the number of shares of Common Stock and other Equity Securities not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Closing Sale Price of the Common Stock and other Equity Securities on the Share Delivery Date, and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock and other Equity Securities to which the Holder is entitled upon such holder’s conversion of any Conversion Amount, and if on or after such

Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock or other Equity Securities to deliver in satisfaction of a sale by the Holder of Common Stock or other Equity Securities issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock and other Equity Securities so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock and other Equity Securities) shall terminate or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and other Equity Securities purchased by the Holder (in an open market transaction or otherwise) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock and other Equity Securities times (B) the Closing Bid Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(d) Limitation on Conversions. The Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

(ii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock or other Equity Securities within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock or other Equity Securities that is tendered in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

(iii) at any time following the tenth (10th) consecutive Business Day that the Holder’s Authorized Share Allocation is less than the number of shares of Common Stock and other Equity Securities that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note;

(iv) (A) the Company’s failure to pay to the Holder any amount of Principal, Interest or Late Charges when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments) or (B) the Company’s failure to pay to the Holder any other amounts when due and as due under this Note, any Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, if such failure continues for a period of at least three (3) Business Days;

(v) (A) any payment default or other default occurs under any Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement) that results in a redemption of or acceleration prior to maturity of $100,000 or more of such Indebtedness in the aggregate or (B) any default occurs under any Indebtedness of the Company or any of its Subsidiaries having an aggregate outstanding balance in excess of $100,000 and such default continues uncured for more than ten (10) Business Days, other than, in each case (A) or (B) above, a default with respect to any Other Notes;

(vi) the occurrence of a Fundamental Transaction or Change of Control with respect to the Company or any of its Subsidiaries;

(vii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(viii) a court enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(ix) a final judgment or judgments for the payment of money aggregating in excess of $200,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay;

(x) the Company or any of its Subsidiaries breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(xi) the Company or any of its Subsidiaries fails to pay under any account, contractual obligation or any other form of obligation owing by the Company or any of its Subsidiaries and (A) such obligation is in an amount equal to or greater than US$100,000 and (B) such obligation is equal to or more than 90 days past the due date specified therein or the date of the invoice for such obligation; or

(xii) the Company breaches any of the covenants in Section 10 of this Note or Sections 4(k), 4(m), 4(r), 4(t) and 4(u) of the Securities Purchase Agreement, such breach shall immediately become an Event of Default hereunder, without any cure period.

(xiii) any breach or failure in any respect to comply with Section 10 of this Note; or

(xiv) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)          Notice of Default; Remedies Upon An Event of Default. Promptly after the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid Principal balance of this Note, together with all Interest and Late Charges accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however , that upon the occurrence of an Event of Default described in (i) Sections 4(a)(vi), (vii), and (viii) without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding Principal balance and accrued Interest and Late Charges hereunder shall be automatically due and payable, and (ii) Sections 4(a)(i) through (v) and Sections 4(a)(ix) through (xiv), the Holder may exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

(5) SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities Purchase Agreement).

(6) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(7) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 150% of the Conversion Rate (assuming, solely for this sentence, a Conversion Price equal to $3.50) with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding pursuant to Sections 2 and 3 (assuming, solely for this sentence, a Conversion Price equal to the volume weighted average trading price over the immediately preceding twenty (20) Trading Days); provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(8) HOLDER’S REDEMPTIONS.

(a) In the event that the Company completes an Offering, then the Holder may require the Company to redeem all or any portion of this Note up to the aggregate proceeds received by the Company as a result of such Offering. If the Holder elects to require such a redemption, the Holder shall deliver to the Company written notice indicating the amount the Holder is electing to be redeemed. The Company shall redeem the amount requested in the notice within three Business Days after receipt of such notice.

(b) Mechanics. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice (x) the Redemption Notice shall be null and void with respect to such Conversion Amount and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 13(d)) to the Holder representing such Conversion Amount. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(9) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the corporation law of the State of Nevada, and as expressly provided in this Note.

(10) COVENANTS.

(a) Rank. All payments due under this Note and the Other Notes shall be senior to all other Indebtedness of the Company and its Subsidiaries. Liens (as hereinafter defined) securing the obligations under the Transaction Documents shall be senior to all other liens securing any other Indebtedness of the Company and its Subsidiaries permitted under the Securities Purchase Agreement.

(b) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) Permitted Indebtedness.

(c) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(11) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The written consent of the Holder shall be required for any change or amendment to this Note or the Other Notes.

(12) TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(13) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 13(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 13(d)) to the Holder representing the outstanding Principal not being transferred.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 13(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 13(a) or Section 13(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

(14) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(15) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(16) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(17) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(18) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the arithmetic calculation of the Conversion Rate, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(19) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(g) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America in cash via wire transfer of immediately available funds in accordance with prior written notice setting out the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to the Default Rate from the date such amount was due until the same is paid in full (a “Late Charge”).

(20) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(21) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(22) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby appoints CT Corporation System (at its office located at 111 Eighth Avenue, 13th Floor, New York, New York 10011) as its agent for service of process to accept service of any writ, process or summons in respect of any legal actions or proceedings arising out of or based on this Note or any other Transaction Document (as defined in the Securities Purchase Agreement) or the transactions contemplated hereby or thereby. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(23) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b) “Change of Control” means any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(c) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange or The Nasdaq SmallCap Market.

(d) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

(e) “GAAP” means United States generally accepted accounting principles, consistently applied.

(f) “Permitted Indebtedness” means (A) Indebtedness secured by Permitted Liens, (B) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of eight percent (8%) per annum, (C) Indebtedness to trade creditors incurred in the ordinary course of business, (D) Indebtedness incurred to redeem all of the Notes in full, (E) Indebtedness the issuance of which would constitute an Offering and (F) extensions, refinancings and renewals of any items of Permitted Indebtedness described in clauses (A) through (C) above, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.

(g) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company’s obligations under the Notes, (v) any Liens existing on the Tranche A Closing Date and disclosed in the Schedule, (vi) Liens (A) upon or in any equipment (as defined in the Security Agreement) acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i), and (vi) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (viii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods.

(h) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(i) “Principal Market” means the OTCBB.

(j) “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Subscription Date by and among the Company and the initial holder of the Notes relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

(k) “SEC” means the United States Securities and Exchange Commission.

(l) “Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

(m) “Subscription Date” means March 14, 2006.

(n) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(o) “Tranche A Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(p) “Tranche B Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(q) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

CHEETAH OIL & GAS LTD.

By:	/s/ Garth Braun
Name: Garth Braun
Title: President

EXHIBIT I

CHEETAH OIL & GAS LTD.

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Cheetah Oil & Gas Ltd. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of the Company’s Common Stock par value $0.001 per share (the “Common Stock”) or securities convertible into, or exercisable or exchangeable for, Common Stock (together with Common Stock, “Equity Securities”), as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock or other Equity Securities to be issued:

Please issue the Common Stock or other Equity Securities into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Atlas Stock Transfer Corporation to issue the above indicated number of shares of Common Stock or other Equity Securities in accordance with the Transfer Agent Instructions dated March [__], 2006 from the Company and acknowledged and agreed to by [_____________].

CHEETAH OIL & GAS LTD.

By:
Name:
Title:

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